Exhibit 99.1

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE FIRST QUARTER

ENDED MARCH 31, 2024

First Quarter 2024 Summary Results

●	Total revenues of $182.6 million, down 17.6% YoY
●	Operating loss of $0.7 million
●	Operating ratio of 100.4%
●	Diluted EPS of $0.01

Tontitown, Arkansas, April 18, 2024...... P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) (“the Company”) today reported net income of $0.3 million, or diluted and basic earnings per share of $0.01, for the quarter ended March 31, 2024. These results compare to net income of $5.2 million, or diluted earnings per share of $0.23 ($0.24 basic), for the quarter ended March 31, 2023.

Operating revenues decreased 17.6% to $182.6 million for the first quarter of 2024 compared to $221.7 million for the first quarter of 2023.

Joe Vitiritto, President of the Company, commented, “The truckload market continued to be extremely challenging during the first quarter of 2024, characterized by shippers continued success in leveraging an overcapacity market to their advantage to attain rates at or below cost. This market backdrop coupled with weather disruptions early in the quarter which drove cost increases and reductions in equipment utilization created a tough environment to get traction in efforts to improve earnings.

We continue to intensely focus on cost reduction, opportunities to gain efficiency and market positioning to maximize the benefit of an improving freight environment when that occurs. We appreciate the hard work and dedication of our employees as we work through this tough economic cycle.”

Liquidity, Capitalization, and Cash Flow

As of March 31, 2024, we had an aggregate of $185.7 million of cash, marketable equity securities, and available liquidity under our line of credit and $314.6 million of stockholders’ equity. Outstanding debt was $271.6 million as of March 31, 2024, which represents a $9.9 million increase from December 31, 2023.

During the first quarter of 2024, we generated $9.6 million in operating cash flow.

About P.A.M. Transportation Services, Inc.

P.A.M. Transportation Services, Inc. is a holding company that owns subsidiaries engaged in providing truckload dry van carrier services transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company’s consolidated operating subsidiaries also provide transportation services in Mexico through its gateways in Laredo and El Paso, Texas, under agreements with Mexican carriers.

Forward-Looking Statements

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results, prospects, plans or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; general inflation, recessionary economic cycles and downturns in customers' business cycles; a significant reduction in or termination of the Company's trucking service by a key customer, including as a result of future labor disruptions; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, and license and registration fees; potential economic, business or operational disruptions or uncertainties that may result from any future public health crises; the resale value of the Company's used equipment; the price and availability of new equipment consistent with anticipated acquisitions and replacement plans; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; our ability to develop and implement suitable information technology systems and prevent failures in or breaches of such systems; the impact of pending or future litigation; general risks associated with doing business in Mexico, including, without limitation, exchange rate fluctuations, inflation, import duties, tariffs, quotas, political and economic instability and terrorism; the potential impact of new laws, regulations or policy, including, without limitation, rules regarding the classification of independent contractors as employees, tariffs, import/export, trade and immigration regulations or policies; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether due to new information, future events or otherwise. Considering these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended March 31,
	2024	2023
	(in thousands, except per share amounts)

Revenue, before fuel surcharge	$160,969	$193,454
Fuel surcharge	21,623	28,270
Operating revenue	182,592	221,724

Operating expenses and costs:
Salaries, wages and benefits	44,063	48,278
Operating supplies and expenses	34,712	41,073
Rent and purchased transportation	73,279	87,096
Depreciation	18,935	16,497
Insurance and claims	4,861	15,435
Other	7,179	5,423
Loss(gain) on disposition of equipment	240	(577)
Total operating expenses and costs	183,269	213,225

Operating (loss)income	(677)	8,499

Interest expense	(2,883)	(2,356)
Non-operating income	3,938	899

Income before income taxes	378	7,042
Income tax expense	97	1,811

Net income	$281	$5,231

Diluted earnings per share	$0.01	$0.23

Average shares outstanding – Diluted	22,127	22,317

	Quarter ended March 31,
Truckload Operations	2024	2023
Total miles	46,062	53,729
Operating ratio (1)	104.2%	99.3%
Empty miles factor	8.60%	8.96%
Revenue per total mile, before fuel surcharge	$$2.22	$$2.33
Total loads	102,200	102,430
Revenue per truck per work day	$$729	$$802
Revenue per truck per week	$$3,645	$$4,010
Average company-driver trucks	1,895	2,051
Average owner operator trucks	365	389

Logistics Operations
Total revenue (in thousands)	$$58,769	$$68,256
Operating ratio	93.9%	88.8%

P.A.M. Transportation Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (unaudited)

	March 31,	December 31,
	2024	2023
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$79,966	$100,614
Trade accounts receivable, net	95,548	80,604
Other receivables	6,776	7,203
Inventories	2,385	2,321
Prepaid expenses and deposits	10,820	13,213
Marketable equity securities	45,789	43,203
Income taxes refundable	3,804	3,883
Total current assets	245,088	251,041

Property and equipment	771,956	771,131
Less: accumulated depreciation	270,631	266,412
Total property and equipment, net	501,325	504,719

Other non-current assets	3,243	4,697
Total Assets	$749,656	$760,457

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,933	$62,652
Accrued expenses and other liabilities	16,695	16,799
Current portion of long-term debt	52,692	57,645
Total current liabilities	111,320	137,096

Long-term debt, net of current portion	218,870	204,064
Deferred income taxes	104,323	104,331
Other long-term liabilities	500	750
Total liabilities	435,013	446,241

STOCKHOLDERS’ EQUITY
Common stock	223	223
Additional paid-in capital	40,971	40,825
Treasury stock, at cost	(8,736)	(8,736)
Retained earnings	282,185	281,904
Total stockholders’ equity	314,643	314,216
Total liabilities and stockholders’ equity	$749,656	$760,457

1)

The Truckload Operations operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Lance K. Stewart

(479) 361-9111